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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-77132, 33-84042 and 333-96205 of IGEN International, Inc. on Form S-8 dated March 31,1994, Form S-8 dated September 15, 1994 (Amended December 31,
1996) and Form S-3 dated February 4, 2000 of our report dated May 12, 2000, appearing in this Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2000.

DELOITTE & TOUCHE LLP

McLean, Virginia
June 29, 2000